Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-41079, 333-47112, 333-61360, 333-111146, 333-140430, 333-104116 and 333-188933) and on Form S-8 (Nos. 33-51800, 33-71262, 333-05133, 333-90331, 33-54860, 33-71598, 33-63665, 333-31471, 333-55801, 333-90329, 333-41150, 333-61113, 333-63045, 333-57263, 333-86659, 333-32906, 333-50108, 333-52362, 333-71848, 333-91342, 333-100584, 333-111838, 333-111395, 333-109845, 333-105057, 333-104114, 333-119831, 333-122631, 333-126927, 333-127994, 333-131058, 333-134151, 333-135085, 333-137472, 333-138861, 333-139282, 333-146865, 333-146417, 333-143855, 333-152368, 333-152363, 333-151558, 333-150393, 333-149986, 333-160062, 333-160763, 333-162075, 333-162946, 333-165731, 333-168840, 333-168841, 333-171654, 333-173645, 333-174802, 333-180478, 333-181538, 333-181832, 333-184535, 333-185868, 333-189461, 333-190282 and 333-192015) of EMC Corporation of our report dated February 25, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 25, 2014